EXHIBIT 25.1

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         Securities and Exchange Commission
               Washington, D.C. 20549

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                   FORM T-1

         STATEMENT OF ELIGIBILITY UNDER
      THE TRUST INDENTURE ACT OF 1939 OF A
   CORPORATION DESIGNATED TO ACT AS TRUSTEE

  Check if an Application to Determine Eligibility
  of a Trustee Pursuant to Section 305(b)(2)
                                            ------

           FIRST TRUST OF ILLINOIS
           NATIONAL ASSOCIATION
 (Exact name of trustee as specified in its charter)

              36-4046888
            (I.R.S. Employer
           Identification Number)

400 North Michigan Avenue
Chicago, Illinois                           60611
(Address of principal executive offices)  (Zip Code)

             John W. Porter
       400 North Michigan Avenue, Floor 2S
             Chicago, Illinois
        Telephone (312) 836-6736
(Name, address and telephone number of agent for service)

        HARNISCHFEGER INDUSTRIES, INC.
  (Exact name of obligor as specified in its charter)

Delaware                          39-1566457
(State or other jurisidiction     (I.R.S. Employer
of incorporation or organization) Identification Number)
13400 Bishops Lane
Brookfield, Wisconsin             53005
(Address of principal executive   (Zip Code)
offices)

                  Debt Securities
         (Title of indenture securities)
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

Item 1.   General Information.

  Furnish the following information as to the trustee:

  (a) Name and address of each examining or supervising authority to which it is subject.

       Comptroller of the Currency, Washington, D.C.

  (b) Whether it is authorized to exercise corporate trust powers.

       Yes

Item 2.  Affiliations with the Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

       The obligor is not an affiliate of the trustee.

Item 3.  Voting Securities of the Trustee.

  Furnish the following information as to each class of voting securities of the trustee:

                    As of April 3, 1996

      Col. A                             Col. B
    Title of Class                  Amount Outstanding
    --------------                  ------------------

  Not applicable by virtue of response to Item 13.

Item 4.  Trusteeships under Other Indentures.

If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

(a) Title of the securities outstanding under each such other indenture.

     Not applicable by virtue of response to Item
     13.

(b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

     Not applicable by virtue of response to Item 13.

Item 5.  Interlocking Directorates and Similar
         Relationships with the Obligor or Underwriters.

    If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of ay underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

    Not applicable by virtue of response to Item 13.

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

    Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:

                      As of April 3, 1996

Col. A        Col. B        Col. C        Col. D
                                      Percentage of
                                      voting securities
                                      represented by
Name of       Title of  Amount owned  amount given
owner         class     beneficially  in Col. C
- --------     --------   ------------  ------------

    Not applicable by virtue of response to Item 13.

Item 7.  Voting Securities of the Trustee Owned by
         Underwriters or their Officials.

    Furnish the following information as to the voting securities of the trustee owned bene-ficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

               As of April 3, 1966

Col. A    Col. B     Col. C          Col. D
                                  Percentage of
                                  voting securities
                                  represented
Name of   Title of  Amount owned  by amount
Owner     Class     beneficially  given in Col. C
- -------   -------   ------------  ---------------

    Not applicable by virtue of response to Item 13.

Item 8. Securities of the Obligor Owned or Held by the Trustee.

    Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                   As of April 3, 1996

Col. A       Col. B       Col. C             Col. D
          Whether the     Amount owned
          the securi-     beneficially or    Percent of
          ties are        held as collat-    class repre-
          voting or       teral security     sented by
Title of  nonvoting       for obligations    amount given
of Class  securities      in default         in Col. C
- -------  -----------      ---------------    ------------

    Not applicable by virtue of response to Item 13.

Item 9.  Securities of Underwriters Owned or Held by the
         Trustee.

    If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following infor-mation as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                        As of April 3, 1996

Col. A       Col. B        Col. C          Col. D
                       Amount Owned
                       beneficially or
                       held as collat-
Name of                eral security     Percent of
Issuer and  Amount     for obligations   class represented
Title of    Outstand-  in default by     by amount given
Class       ing        Trustee           in Col. C
- ---------   --------   --------------    -----------------

    Not applicable by virtue of response to Item 13.

Item 10.  Ownership or Holdings by the Trustee of Voting
          Securities of Certain Affiliates or Security
          Holders of the Obligor.

    If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affilliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                   As of April 3, 1996

Col. A     Col. B          Col. C           Col. D
                       Amount Owned
                       beneficially or
                       held as collat-       Percent of
Name of                eral security for     class represented
Issuer and Amount      obligations in        by amount given
Title of   Outstanding default by Trustee    in Col. C
- ---------- ----------- ------------------    ------------------

    Not applicable by virtue of response to Item 13.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting
          Securities of the Obligor.

    If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                        As of April 3, 1966

Col. A       Col. B           Col. C          Col. D
                         Amount Owned
                         beneficially or
                         held as collat-
Name of                  eral security     Percent of
Issuer and               for obligations   class represented
Title of   Amount        in default by     by amount given
Class     Outstanding    Trustee           in Col. C
- --------- -----------    ---------------   ------------------

    Not applicable by virtue of response to Item 13.

Item 12.  Indebtedness of the Obligor to the Trustee.

    Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

    Col. A               Col. B            Col. C
Nature of                Amount            Date
Indebtedness           Outstanding         Due
- ------------           -----------         -------

    Not applicable by virtue of response to Item 13.

Item 13.  Defaults by the Obligor.

    (a) State whether there is or has been a default with respect to the securities under this indenture.
         Explain the nature of any such default.

        There is not nor has there been a default with respect to the securities under this indenture.

   (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

        The trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding. There is not nor has there been a default with respect to securities issued under this indenture.

Item 14.  Affiliations with the Underwriters.

       If any underwriter is an affiliate of the trustee, describe each such affiliation.

       Not applicable by virtue of response to Item 13.

Item 15.  Foreign Trustee

       Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under Inden-tures qualified or to be qualified under the Act.

       Not applicable.

Item 16.  List of Exhibits

      List below all exhibits filed as part of this statement of eligibility.

      1. A copy of the Articles of Association of First Trust of Illinois, National Association as now in effect, incorporated herein by reference to Exhibit 1 to T-1;
          Registration No. 33-64175.

      2. A copy of the certificate of authority of the trustee to commence business, incorporated herein by reference to Exhibit 2 to T-1; Registration No. 33-64175.

      3. A copy of the certificate of authority of the trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to T-1; Registration No. 33-
          64175.

      4. A copy of the existing bylaws of First Trust of Illinois, National Association as now in effect, incorporated herein by reference to Exhibit 4 to T-1; Registration No. 33-64175.

      5.  Not applicable by virtue of response to Item 13.

      6.  The consent of the trustee required by Section 321
          (b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 to T-1; Registration
          No. 33-64175.

      7. A copy of the latest report of condition of the trustee published pursuant to law or the requirement of its supervising or examining authority, filed herewith.

      8.  Not applicable.

      9.  Not applicble.

                            SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Trust of Illinois, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, as of the 3rd day of April, 1996.


                            FIRST TRUST OF ILLINOIS,
                            NATIONAL ASSOCIATION

                            By:  /s/ John W. Porter
                            ---------------------------------
                            John W. Porter
                            Vice President and Secretary

                                       EXHIBIT 7
                                       (Form T-1)

         FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION

                  BALANCE SHEET CERTIFICATION

    I, Matthew P. Wagner, Chairman of First Trust of Illinois, National Association, hereby certify and attest to the accuracy of the attached balance sheet, and declare that it has been prepared in conformity with generally accepted accounting practices, has been examined by me, and to the best of my knowledge and belief is true and correct.

    IN WITNESS WHEREOF, I have executed this certification and caused the seal of First Trust of Illinois, National Association to be affixed hereto this 29th day of November, 1995.


                        /s/ Matthew P. Wagner
                        ------------------------------------
                        Matthew P. Wagner, Chairman

(Seal)

     FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION

     UNAUDITED BALANCE SHEET/REPORT OF CONDITION
                     November 28, 1995

ASSETS
    Cash and Due from Banks         $ 97,000,000
    Federal Reserve Bank Stock         3,000,000
             Total Assets           $100,000,000

LIABILITIES                                 -0-

EQUITY
   Common Stock                    $   1,000,000
   Additional Paid in Capital         99,000,000
             Total liabilities
             and equity              100,000,000